EXHIBIT 99.1

PRESS RELEASE

DOLLAR TREE STORES, INC. HOSTS ANNUAL SHAREHOLDERS MEETING

CHESAPEAKE, Va. – June 17, 2005 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation’s largest $1.00 discount variety store chain, held its Annual Meeting of Shareholders yesterday at The Founders Inn in Virginia Beach, Virginia. The shareholders re-elected Macon F. Brock, Richard G. Lesser, and Thomas E. Whiddon to serve three-year terms on the Board of Directors. Shareholders also approved an amendment to the Company’s bylaws to set the size of the Board of Directors, and approved the 2005 Employee Stock Purchase Plan, as described in the Company’s 2005 proxy.

Dollar Tree operated 2,830 stores in 48 states as of June 16, 2005.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Kent Kleeberger
757-321-5000
www.DollarTree.com